Exhibit 99.1



           VCA Antech, Inc. Reports Second Quarter Results


    LOS ANGELES--(BUSINESS WIRE)--July 26, 2006--VCA Antech, Inc.
(NASDAQ:WOOF):

    --  Second quarter revenue increased 23.5% to $255.2 million

    --  Second quarter gross profit increased 23.4% to $75.0 million

    --  Second quarter diluted earnings per common share was $0.35

    -- Second quarter adjusted diluted earnings per common share increased 29.6% to $0.35

    VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended June 30, 2006, as follows: revenue increased 23.5% to a second quarter record of $255.2 million; gross profit increased 23.4% to $75.0 million; operating income increased 22.4% to $55.6 million; net income was $29.6 million; and diluted earnings per common share was $0.35.
    The quarter ended June 30, 2005 included an after-tax charge of $11.5 million, or $0.14 per diluted common share, for debt retirement costs. Excluding this item, adjusted net income for the second quarter of 2006 increased 29.7% to $29.6 million and adjusted diluted earnings per common share increased 29.6% to $0.35.
    We also reported our financial results for the six months ended June 30, 2006, as follows: revenue increased 24.4% to a first six-months record of $489.3 million; gross profit increased 24.5% to $138.5 million; operating income increased 22.6% to $100.3 million; net income was $59.2 million; and diluted earnings per common share was $0.70. The first quarter of 2006 included a tax benefit in the amount of $6.8 million, or $0.08 per diluted common share, due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. The second quarter of 2005 included an after-tax charge of $11.5 million, or $0.14 per diluted common share, for debt retirement costs. Excluding these items from the six months ended June 30, 2006 and 2005, adjusted net income increased 30.9% to $52.4 million and adjusted diluted earnings per common share increased 29.2% to $0.62.
    Bob Antin, Chairman and CEO, stated, "Our operating results for the second quarter were marked by continued growth in our core businesses. Our consolidated revenue increased to $255.2 million and our consolidated gross profit margin of 29.4% remained unchanged from the comparable prior year quarter. Our consolidated operating income margin was 21.8% compared to 22.0% in the comparable prior year quarter. Operating income for the second quarter of 2006 includes share-based compensation of $669,000, or 0.3% of consolidated revenue, as a result of adopting SFAS No. 123R on January 1, 2006. In addition, during the second quarter of 2006, we made a $20.0 million prepayment of our senior term notes, which brings the total year-to-date prepaid amount to $60.0 million.
    "Our laboratory revenue for the second quarter of 2006 increased 15.8%, generating an 18.8% increase in laboratory gross profit and our laboratory gross profit margin increased to 48.2% compared to 47.0% in the comparable prior year quarter. Our laboratory operating margin increased to 41.8% compared to 41.2% in the comparable prior year quarter. Laboratory internal revenue growth was 14.9% for the second quarter.
    "Our consolidated animal hospital revenue increased 25.7% to $186.0 million. We saw improvements in the performance of those animal hospitals that we have operated for more than one year. We experienced animal hospital same-store revenue growth of 5.4% and animal hospital same-store gross profit margin increased to 21.8% from 21.7% in the comparable prior year period. We continue to experience lower gross profit margins on animal hospitals acquired within the last year, including Pet's Choice, Inc. (acquired on July 1, 2005), resulting in a consolidated animal hospital gross profit margin of 21.3% for the second quarter of 2006 as compared to 21.5% in the comparable period in 2005. Our consolidated animal hospital operating margin for the second quarter of 2006 was 18.6% compared to 19.0% in the comparable prior year quarter.
    "Our medical technology revenue increased 56.8% to $8.4 million and our medical technology gross profit margin increased to 37.4% compared to 30.9% in the comparable prior year quarter. Our medical technology segment reported operating income of $595,000 compared to an operating loss of $264,000 reported in the second quarter of 2005."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the six months ended June 30, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was the $6.8 million tax benefit recorded during the first quarter of 2006. For the six months ended June 30, 2005, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was debt retirement costs recorded during the second quarter of 2005.
    There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income excludes the impact of certain items and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.
    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    We will discuss our company's second quarter 2006 financial results during a conference call today, July 26, 2006 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing 800-289-0496. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions, including Pet's Choice, Inc., and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2005 and our Report on Form 10-Q for the quarter ended March 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply ultrasound and digital radiography equipment to the veterinary industry.

                           VCA Antech, Inc.
                    Consolidated Income Statements
      For the Three and Six Months Ended June 30, 2006 and 2005
         (Unaudited - In Thousands, Except Per Share Amounts)

                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                               ------------------- -------------------
                                 2006      2005      2006        2005
                                --------  --------  --------  --------
Revenue:
 Laboratory                    $ 67,473  $ 58,277  $129,010  $111,716
 Animal hospital                186,002   147,959   356,525   281,313
 Medical technology               8,400     5,358    16,392     9,842
 Intercompany                    (6,725)   (5,010)  (12,597)   (9,424)
                                --------  --------  --------  --------
                                255,150   206,584   489,330   393,447
                                --------  --------  --------  --------

Direct costs                    180,188   145,849   350,847   282,185

Gross profit:
 Laboratory                      32,524    27,378    61,074    51,247
 Animal hospital                 39,651    31,817    72,248    57,552
 Medical technology               3,144     1,658     5,646     2,697
 Intercompany                      (357)     (118)     (485)     (234)
                                --------  --------  --------  --------
                                 74,962    60,735   138,483   111,262
                                --------  --------  --------  --------
Selling, general and
 administrative:
 Laboratory                       4,349     3,346     8,443     6,711
 Animal hospital                  5,123     3,807     9,946     7,510
 Medical technology               2,549     1,922     5,200     3,489
 Corporate                        7,463     6,342    14,780    11,839
                                --------  --------  --------  --------
                                 19,484    15,417    38,369    29,549
                                --------  --------  --------  --------

Gain on sale of assets              (85)      (78)     (203)      (88)
                                --------  --------  --------  --------

Operating income                 55,563    45,396   100,317    81,801

Interest expense, net             5,927     6,081    12,239    12,748
Other (income) expense              (31)       67       (97)      131
Minority interest expense           900       846     1,674     1,531
Debt retirement costs                 -    19,282         -    19,282
                                --------  --------  --------  --------
Income before provision for
 income taxes                    48,767    19,120    86,501    48,109
Provision for income taxes       19,214     7,858    27,289    19,601
                                --------  --------  --------  --------
Net income                     $ 29,553  $ 11,262  $ 59,212  $ 28,508
                                ========  ========  ========  ========

Diluted earnings per common
 share                         $   0.35  $   0.13  $   0.70  $   0.34
                                ========  ========  ========  ========
Shares used for computing
 diluted earnings per common
 share                           84,838    83,874    84,699    83,709
                                ========  ========  ========  ========


                           VCA ANTECH, INC.
                      CONSOLIDATED BALANCE SHEETS
               As of June 30, 2006 and December 31, 2005
                      (Unaudited - In thousands)

                                          June 30,      December 31,
                                            2006            2005
                                       ---------------  --------------
               ASSETS
Current assets:
 Cash and cash equivalents            $        20,801  $       58,488
 Trade accounts receivable, net                39,734          36,104
 Inventory                                     18,851          17,856
 Prepaid expenses and other                    13,779           9,867
 Deferred income taxes                         11,952          10,972
 Prepaid income taxes                           9,913          12,337
                                       ---------------  --------------
  Total current assets                        115,030         145,624
Property and equipment, net                   154,188         143,781
Other assets:
 Goodwill                                     610,658         586,444
 Other intangible assets, net                  14,495          10,735
 Deferred financing costs, net                  1,114           1,340
 Other                                         10,357           9,149
                                       ---------------  --------------
  Total assets                        $       905,842  $      897,073
                                       ===============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term
  obligations                         $         6,619  $        5,884
 Accounts payable                              17,317          20,718
 Accrued payroll and related
  liabilities                                  24,675          25,201
 Accrued interest                                 246             306
 Other accrued liabilities                     31,349          28,860
                                       ---------------  --------------
Total current liabilities                      80,206          80,969
Long-term obligations, less current
 portion                                      386,729         446,828
Deferred income taxes                          36,734          30,803
Other liabilities                              13,803          19,775
Minority interest                              10,282           9,947
Stockholders' equity:
 Common stock                                      83              83
 Additional paid-in capital                   267,840         258,402
 Retained earnings                            108,269          49,057
 Accumulated other comprehensive
  income                                        1,896           1,209
                                       ---------------  --------------
  Total stockholders' equity                  378,088         308,751
                                       ---------------  --------------
  Total liabilities and stockholders'
   equity                             $       905,842  $      897,073
                                       ===============  ==============


                           VCA ANTECH, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Six Months Ended June 30, 2006 and 2005
                      (Unaudited - In thousands)

                                              Six Months Ended
                                                  June 30,
                                      --------------------------------
                                            2006            2005
                                       ---------------  --------------
Cash flows from operating activities:
Net income                            $        59,212  $       28,508
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization                 10,851           8,785
 Amortization of debt costs                       226             351
 Provision for uncollectible accounts           2,976           2,025
 Debt retirement costs                              -          19,282
 Gain on sale of assets                          (203)            (88)
 Share-based compensation                       1,445               -
 Minority interest in income of
  subsidiaries                                  1,674           1,531
 Distributions to minority interest
  partners                                     (1,339)         (1,145)
 Deferred income taxes                          4,701           2,713
 Excess tax benefit from exercise of
  stock options                                (3,939)              -
 Other                                           (561)           (377)
 Changes in operating assets and
  liabilities                                 (10,902)         (7,160)
                                       ---------------  --------------
  Net cash provided by operating
   activities                                  64,141          54,425
                                       ---------------  --------------
Cash flows used in investing
 activities:
 Business acquisitions, net of cash
  acquired                                    (30,172)        (22,174)
 Real estate acquired in connection
  with business acquisitions                   (1,781)           (221)
 Property and equipment additions             (15,067)        (14,681)
 Proceeds from sale of assets                     297             338
 Other                                            161           3,039
                                       ---------------  --------------
  Net cash used in investing
   activities                                 (46,562)        (33,699)
                                       ---------------  --------------
Cash flows used in financing
 activities:
 Repayment of long-term obligations           (62,781)       (409,187)
 Proceeds from the issuance of long-
  term obligations                                  -         475,000
 Payment of financing costs                         -          (3,216)
 Proceeds from issuance of common
  stock under stock option plans                3,576           1,228
 Excess tax benefit from exercise of
  stock options                                 3,939               -
                                       ---------------  --------------
  Net cash used in financing
   activities                                 (55,266)         63,825
                                       ---------------  --------------
Increase (decrease) in cash and cash
 equivalents                                  (37,687)         84,551
Cash and cash equivalents at
 beginning of period                           58,488          30,964
                                       ---------------  --------------
Cash and cash equivalents at end of
 period                               $        20,801  $      115,515
                                       ===============  ==============


                           VCA Antech, Inc.
                     Supplemental Operating Data
      For the Three and Six Months Ended June 30, 2006 and 2005
         (Unaudited - In Thousands, Except Per Share Amounts)

Table #1                             Three Months       Six Months
                                    Ended June 30,    Ended June 30,
                                   ----------------- -----------------
Reconciliation of net income to
adjusted net income                  2006     2005     2006     2005
                                    -------  -------  -------  -------

Net income                         $29,553  $11,262  $59,212  $28,508
Certain significant items:
 Tax benefit                             -        -   (6,806)       -
 Debt retirement costs, net of tax       -   11,517        -   11,517
                                    -------  -------  -------  -------
Adjusted net income                $29,553  $22,779  $52,406  $40,025
                                    =======  =======  =======  =======

Table #2
Reconciliation of diluted earnings
 per common share to adjusted
 diluted earnings per common share

Diluted earnings per common share $ 0.35 $ 0.13 $ 0.70 $ 0.34 Certain significant item as
 detailed in Table #1                    -     0.14    (0.08)    0.14
                                    -------  -------  -------  -------
Adjusted diluted earnings per
 common share                      $  0.35  $  0.27  $  0.62  $  0.48
                                    =======  =======  =======  =======

Shares used for computing adjusted
 diluted earnings per common share  84,838   83,874   84,699   83,709
                                    =======  =======  =======  =======

Table #3
Depreciation and amortization

Depreciation and amortization
 included in direct costs:
 Laboratory                        $ 1,065  $   863  $ 2,122  $ 1,750
 Animal hospital                     3,543    2,888    7,049    5,614
 Medical technology                    289      278      607      556
 Intercompany                          (37)     (16)     (68)     (16)
                                    -------  -------  -------  -------
                                     4,860    4,013    9,710    7,904

Depreciation and amortization included in
 selling, general
and administrative expense             569      430    1,141      881
                                    -------  -------  -------  -------
 Total depreciation and
  amortization                     $ 5,429  $ 4,443  $10,851  $ 8,785
                                    =======  =======  =======  =======


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
              As of June 30, 2006 and December 31, 2005
                      (Unaudited - In Thousands)

Table #4
Selected consolidated balance sheet       June 30,      December 31,
 data                                       2006            2005
                                      ---------------- ---------------

Debt:
 Revolving credit facility            $             -  $            -
 Senior term notes                            374,565         436,613
 Other debt and capital leases                 18,783          16,099
                                       ---------------  --------------
  Total debt                          $       393,348  $      452,712
                                       ===============  ==============


      For the Three and Six Months Ended June 30, 2006 and 2005
                      (Unaudited - In Thousands)

                                     For the Three     For the Six
                                          Months           Months
Table #5                             Ended June 30,   Ended June 30,
                                     --------------- -----------------
Selected expense data                 2006    2005     2006     2005
                                      ------  ------  -------  -------

Rent expense                         $7,905  $6,284  $15,604  $12,389

Share-based compensation included
 in:
 Lab direct costs                    $  160  $    -  $   320  $     -
 Lab SG&A                               126       -      254        -
 Animal hospital SG&A                   216       -      431        -
 Corporate SG&A                         167       -      440        -
                                      ------  ------  -------  -------
  Total share-based compensation     $  669  $    -  $ 1,445  $     -
                                      ======  ======  =======  =======


    CONTACT: VCA Antech, Inc.
             Tom Fuller, 310-571-6505